Registration No. 333-


SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Registration Statement
under
The Securities Act of 1933

TOLL BROTHERS, INC.
(Exact Name of Registrant as Specified in Its Charter)

     Delaware						23-2416878
(State or Other Jurisdiction		(I.R.S. Employer Identification No.)
of Incorporation or Organization)

3103 Philmont Avenue, Huntingdon Valley, PA				19006
(Address of Principal Executive Offices)			   (Zip Code)

Toll Brothers, Inc. Stock Option and Incentive Stock Plan (1995)
(Full Title of the Plan)

Robert I. Toll
Chairman of the Board
and Chief Executive Officer
Toll Brothers, Inc.
3103 Philmont Avenue
Huntingdon Valley, Pennsylvania 19006
(Name and Address of Agent For Service)

(215) 938-8000
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Mark K. Kessler, Esquire
Wolf, Block, Schorr and Solis-Cohen
1650 Arch Street
Philadelphia, Pennsylvania 19103-2097
(215) 977-2000

CALCULATION OF REGISTRATION FEE
Proposed Maximum	Proposed Maximum
Amount		Aggregate		Amount of
Title of Securities		to be		Offering Price	Offering	   Registration
to be Registered		Registered	Per Share(1)		Price(1)		  Fee(1)
-------------------		----------	----------------	---------------- -----------
Common Stock,			3,100,000	$33.40 		$103,540,000	    $25,885
$.01 par value		Shares(2)
(including associated preferred stock purchase rights)


(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange
      Composite Tape on September 10, 2001.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares and associated preferred stock purchase rights as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.


PART I

	A prospectus setting forth the information required by Part I of Form S-8 will be sent or given to participants in the Toll Brothers, Inc. Stock Option and Incentive Stock Plan (1995) as specified by Rule 428(b)(1)(i) under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents filed by Toll Brothers, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated into this Registration Statement by reference:

    (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 2000.

    (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2001, April 30, 2001 and July 31, 2001, and amendments on Form 10-Q/A filed with the Commission on April 19, 2001 and June 22, 2001.

    (c) The Registrant's Current Report on Form 8-K filed with the Commission on January 24, 2001.

    (d) The description of the Registrant's common stock, par value $.01 per share (the "Common Stock"), contained in a Registration Statement on Form 8-A dated June 19, 1986 filed by the Registrant to register such securities under
Section 12 of the Exchange Act, and all amendments or reports filed for the purpose of updating such description prior to the termination of the offering of  the Common Stock offered hereby.

    (e) The description of the Registrant's preferred stock purchase rights contained in its registration statement on Form 8-A dated June 20, 1997, as the same was amended by an amendment on Form 8-A/A on August 21, 1998, filed by the Registrant to register the preferred stock purchase rights under Section 12 of the Exchange Act, and all amendments or reports filed for the purpose of updating such description prior to the termination of the offering of the
        Common Stock offered hereby.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.


Item 4.  Description of Securities.

    Not applicable.


Item 5.  Interests of Named Experts and Counsel.

    Not applicable.


Item 6.  Indemnification of Directors and Officers.

    Under Section 145 of the Delaware General Corporation Law, as amended, the Registrant has the power to indemnify directors and officers under certain prescribed circumstances (including when ordered by a court or when authorized by a majority of disinterested directors, by independent legal counsel who is properly directed to make such a determination or by shareholders) and subject to certain limitations (including, unless otherwise determined by the proper court, when such officer or director is adjudged liable to the Registrant), against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative, or investigative, to which any of them is a party by reason of his or her being a director or officer of the Registrant if it is determined that he or she acted in accordance with the applicable standard of conduct set forth in such statutory provisions including when such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

    Article Six of the Registrant's Restated Certificate of Incorporation, as amended, provides in general that the officers and directors of the Registrant have a contract right to be indemnified for all expenses, liability and loss from any action, suit or proceeding, whether civil, criminal, administrative or investigative (and, in certain circumstances, to be paid in advance for expenses incurred, in their capacity as an officer or director, in defending any such proceeding) to the fullest extent authorized by the Delaware General Corporation Law (including any amendments to such law if such amendments provide broader indemnification rights); provided, however, that the Registrant shall indemnify an officer or director seeking indemnity in connection with a proceeding instituted by such person only if such proceeding was authorized by the Board of Directors of the Registrant.

    Article VII of the Registrant's By-laws provides that the Registrant has the power to indemnify officers and directors of the Registrant against expenses (including legal fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her, to the fullest extent permitted by law. The officers and directors of the Registrant also have the right, in certain circumstances, to be paid in advance for expenses incurred in connection with any such proceedings. Article VII of the By-laws further permits the Registrant to purchase and maintain insurance on behalf of any person who is or was a officer or director of the Registrant against any liability asserted against him or her and incurred by him or her or in such capacity or arising out of his or her status as such, whether or not the Registrant would have the power to indemnify him or her against such liability under law. The
        Registrant has not purchased directors and officers liability insurance.


    Section 2 of the Registrant's Stock Option and Incentive Stock Plan (1995) (the "1995 Plan") provides that each member of the Board of Directors and of the "Committee" shall be entitled, without further act on his or her part, to indemnity from the Registrant for all expenses reasonably incurred by him or her in connection with or arising out of any action, suit or proceeding with respect to the administration of the 1995 Plan or the granting of options or awards under it in which he or she may be involved by reason of his or her being or having been a member of the Board of Directors or the Committee, whether or not he or she continues to be such member of the Board of Directors or the Committee at the time of the incurring of such expenses; provided, however, that such indemnity shall not include any expenses incurred by such member of the Board of Directors or the Committee: (i) in respect of matters as to which he or she shall be finally adjudged in such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his or her duties as a member of the Board of Directors or the Committee; or (ii) in respect of any matter in which any settlement is effected to an amount in excess of the amount approved by the Registrant on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or accessible by any such member of the Board of Directors or the Committee unless within five days after institution of any such action, suit or proceeding he or she shall have offered the Registrant in writing the opportunity to handle and defend such action, suit or proceeding at its own expense. "Committee" is defined in the 1995 Plan to mean any such committee as designated by the Board of Directors, the Performance Based Compensation Committee for the
1995 Plan and the Board of Directors itself in its administrative capacity with respect to the 1995 Plan.


Item 7.  Exemption from Registration Claimed.

    None.


Item 8.  Exhibits.

The following exhibits are filed as part of this Registration Statement:

4.1 Toll Brothers, Inc. Stock Option and Incentive Stock Plan (1995) (Incorporated by reference to Exhibit 10.1 to the Registrant's
Quarterly Report on Form 10-Q for the quarter ended April 30,
1995).

4.2 Amendment to the Toll Brothers, Inc. Stock Option and Incentive Stock Plan (1995)(Incorporated by reference to Exhibit 10.9 to the Registrant's Annual Report on Form 10-K for the year ended
October 31, 1996).

4.3 Amendment to the Toll Brothers, Inc. Stock Option and Incentive Stock Plan (1995)(Incorporated by reference to Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 31,2001).

5     Opinion and Consent of Wolf, Block, Schorr and Solis-Cohen LLP re:
legality.



23.1	Consent of Ernst & Young LLP, independent auditors.


23.2	Consent of Wolf, Block, Schorr and Solis-Cohen LLP (contained in
Exhibit 5).

24	Powers of Attorney (included on the signature page of this
Registration Statement).


Item 9.  Undertakings.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



SIGNATURES AND POWERS OF ATTORNEY

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on September 6, 2001.

		TOLL BROTHERS, INC.


							/s/ Robert I. Toll
		By: Robert I. Toll
	Chairman of the Board, Chief
							Executive Officer


    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert I. Toll, Bruce E. Toll, Joel H. Rassman and Joseph R. Sicree and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature				Title					Date


/s/ Robert I. Toll	   Chairman of the Board; 		September 6, 2001
Robert I. Toll		   Chief Executive Officer
   (Principal Executive Officer)


/s/ Bruce E. Toll		   Director, Vice Chairman		September 6, 2001
Bruce E. Toll		   of the Board



/s/ Zvi Barzilay		   Director, President,			September 6, 2001
Zvi Barzilay		   Chief Operating Officer





/s/ Robert S. Blank	   Director 				September 6, 2001
Robert S. Blank



/s/ Edward G. Boehne	   Director					September 6, 2001
Edward G. Boehne



/s/ Richard J. Braemer	   Director					September 6, 2001
Richard J. Braemer



/s/ Roger S. Hillas	   Director					September 6, 2001
Roger S. Hillas



/s/ Carl B. Marbach	   Director 				September 6, 2001
Carl B. Marbach



/s/ Paul E. Shapiro	   Director					September 6, 2001
Paul E. Shapiro



/s/ Joel H. Rassman	   Director, Senior Vice 		September 6, 2001
Joel H. Rassman		   President,Treasurer and Chief
   Financial Officer (Principal
   Financial Officer)

/s/ Joseph R. Sicree	   Chief Accounting Officer 		September 6, 2001
Joseph R. Sicree		   (Principal Accounting Officer)